Exhibit 32.2

Soluna Holdings, Inc.

Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report on Form 10-Q of Soluna Holdings, Inc. (the “Company”) for the three and nine month period ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Michaels, Chief Financial Officer of the Company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, (18 U.S.C. Sections 1350(a) and (b)), that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2023

/s/ David Michaels.
David Michaels
Chief Financial Officer
(Principal Financial Officer)

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Report or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.